EXHIBIT 23

The Board of Directors
Beckman Instruments, Inc.:

We consent to incorporation by reference in the registration statements
(No. 333-02317) on Form S-3 and (Nos. 33-31573, 33-31862, 33-41519,
33-51506, 33-55778, 33-66990, 33-66988, and 33-65155) on Form S-8 of Beckman
Instruments, Inc. of our report dated January 17, 1997, relating to the consolidated balance sheets of Beckman Instruments, Inc. and subsidiaries as of December 31, 1996 and 1995, and the related consolidated statements of earnings, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1996, which report appears in the December 31, 1996 annual report on Form 10-K of Beckman
Instruments, Inc.

Our report refers to the adoption of the Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 112, "Employers' Accounting for Postemployment Benefits", in 1994.


                                             /s/ KPMG Peat Marwick LLP


Orange County, California
February 12, 1997